Exhibit 99.1

Vsource® Announces Sale of up to 39.3% Stake in Operating
Subsidiaries to Symphony House Berhad of Malaysia

LA JOLLA, Calif. -- December 11, 2003 - Vsource, Inc. (OTCBB: VSCE), an innovative leader in providing customized global business process outsourcing (BPO) services to clients worldwide, today announced the signing of a sale and purchase agreement with Symphony House Berhad, an IT and corporate services company based in Malaysia, and other Malaysian investors, for the sale of up to 39.3% of Vsource (Malaysia) Sdn. Bhd., Vsource's wholly-owned operating company based in Kuala Lumpur, Malaysia.

Under the terms of the sale and purchase agreement dated December 11, 2003, Symphony and the other investors will acquire up to 39.3% of the issued and outstanding share capital of Vsource Malaysia from Vsource by way of a private placement for a consideration of Malaysian Ringgit 36.1 million (approximately US$9.5 million). As a result, following the completion of the transaction, Vsource will hold 60.7% of Vsource Malaysia, and Symphony and the other investors will hold 30.3% and 9.0%, respectively. Completion of the placement is expected to take place on in the first quarter of 2004.

Symphony House, which is the parent company of the Symphony Group of companies, is currently the largest company on Malaysia's Mesdaq market, based on market capitalization. Headed by Azman Yahya, the Symphony Group offers a wide range of IT services, solutions and corporate services to over 2,500 Malaysian and other companies in the Southeast Asian region.

A signing ceremony between Vsource and Symphony was held in Cyberjaya, Malaysia today in conjunction with the opening of Vsource's new facility in the Malaysian Super Corridor. The event was officiated and witnessed by Tan Sri Nor Mohamed Yakcop, Special Economic Adviser to the Prime Minister. Each company's senior management and distinguished guests were also on hand to witness the ceremony. The agreement was signed by Azman Yahya, Group Chief Executive of Symphony House Berhad and Phillip E. Kelly, Chairman and Chief Executive Officer of Vsource, Inc.

Completion is subject to standard terms applicable to a transaction of this nature, including satisfaction of the following key conditions:

  The transfer by Vsource to Vsource Malaysia of 100% of the issued and outstanding shares of Vsource's wholly owned subsidiaries Vsource (Japan) Limited and Vsource Taiwan Limited Company;
  Shareholder approvals, if applicable;
  Regulatory approvals; and
  Satisfactory completion of due diligence by Symphony.

Following a completion of the transaction, the board of directors of Vsource Malaysia will be comprised of three directors, two of whom will be appointed by Vsource and one of whom will be appointed by Symphony. The Chief Executive Officer of Vsource Malaysia will be John G. (Jack) Cantillon, currently the Chief Operating Officer of both Vsource Malaysia and Vsource.

Subject to market conditions, the parties currently intend to list Vsource Malaysia on Malaysia's MESDAQ Market in 2004.

"Our vision for the future is to continue building a fully integrated network of Centers of Excellence (COEs) to support the BPO requirements of Fortune 500 companies globally and small and medium sized companies in the U.S. for a wide range of services," said Phil Kelly, Chairman and Chief Executive Officer of Vsource. "Since our BPO beginnings only four years ago, we have grown to be one of the top BPO companies in Asia and the largest independent BPO company with the ability to support the entire Asia-Pacific footprint. Our COE operating headquarters in Malaysia supports and drives our COEs located in Kuala Lumpur, Malaysia, Osaka, Japan, and our 3rd and 4th COE in Taipei, Taiwan, and CyberJaya, Malaysia, respectively, both of which just opened this week. In the future, we believe that it will be

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important to grow our COEs to locations such as India, China and the Philippines, which will be driven from a consistently growing presence from our COE operating headquarters in Malaysia."

Mr. Kelly continued, "We are delighted that we are able to announce this very important event for our company today - a new relationship with Symphony House Berhad. We see Symphony as a company that represents the future of Malaysia, and a company that can help us realize our strategy for our COEs. We are excited and honored that Symphony will become a major partner with Vsource through its investment in Vsource Malaysia. We see tremendous synergies, both in terms of business but also in terms of drive, talent and vision, and expect our relationship to be one that is truly a "win-win" for each of us, and one which will have a significant positive impact on shareholder value for Vsource, Inc. as well as the shareholders of Symphony. We welcome them as partners to the Vsource family."

Dato' Mohamed Azman bin Yahya, Group Chief Executive of Symphony, commented, "The acquisition of a stake in Vsource Malaysia will significantly enhance Symphony's capability in delivering world-class BPO services to Malaysian businesses. We are excited about the joining of forces between Symphony and Vsource, an acknowledged market leader in the Asian BPO space. The success of Vsource Malaysia and the COEs in Japan and Taiwan in delivering innovative and cutting-edge solutions to their clients is a testament to the vision and execution of the Vsource management team, and we look forward to augmenting this talent with our knowledge and expertise in consulting and transforming Malaysian businesses. Vsource Malaysia is truly a success story of the Multimedia Super Corridor, and we are proud to be part of that success. We are confident that the collaboration of our two organizations, both sharing similar visions of the future, will result in an enhancement in shareholder value for all parties."

About Vsource

Vsource, Inc., headquartered in La Jolla, Calif., provides global business process outsourcing (BPO) services to clients worldwide. Under Vsource Client Outsourcing Solutions (COS), Vsource delivers superior BPO solutions to Fortune and Global 500 organizations. Vsource COS offerings include: Human Resource Solutions, Warranty Solutions, Sales Solutions, and Vsource Foundation SolutionsTM, which include Financial Services, Customer Relationship Management (CRM), Travel and Expense Claims, and Supply Chain Management (SCM). Under Vsource Human Capital Management (HCM) Solutions, Vsource delivers Fortune 500 reliability to small and medium-sized businesses in the U.S. Vsource HCM Solutions include: HR Management, Health and Welfare, Administrative Services, and Risk Management.

For more information, visit the Vsource Web site: http://www.vsource.com.

About Symphony

The Symphony Group of companies offers a wide range of IT services, solutions and managed corporate services to over 2,500 Malaysian and companies in the South East Asian region.

The Symphony Group currently comprise of:

  Symphony House Berhad as its parent company, is listed on the MESDAQ Market in Malaysia;

IT Division:

  Symphony Global Technologies Sdn Bhd, Symphony Xen Solutions Sdn Bhd, Symphony Xen Solutions (S'pore) Pte. Ltd. and Symphony Vox Sdn Bhd which provide complete systems integration, business processing outsourcing services and business software solutions;

Corporate Services Division:

  Symphony Capital Sdn Bhd, Signet & Co. Sdn Bhd, Signet Share Registration Services Sdn Bhd, Signet Nominee Services Sdn Bhd, Malaysian Issuing House Sdn Bhd and OSK-Signet Trustees Berhad provides a wide spectrum of managed corporate services including corporate advisory, company secretarial, accounting and financial management, human resource management, share registration, share issuance services, nominee and trustee services.

Symphony is in the midst of completing the acquisition of Global IMP-ACT Sdn Bhd, a systems integrator and exclusive distributor of Silverlake Integrated Banking System, and Malaysian Share Registration Services Sdn Bhd, a share registrar.

For more information, visit the Symphony House site: www.symphony.com.my

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Forward Looking Statements: Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to, reliance on one client and the expectation that revenues from this client will decline significantly, a potential requirement to redeem our Series 4-A convertible preferred stock if we fail to meet certain conditions by March 31, 2006, our limited experience in the business process outsourcing business, the new and unproven market for business process outsourcing services in the Asia-Pacific region, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, litigation, and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

Vsource is a registered trademark of Vsource, Inc. vMarketing and Vsource Foundation Solutions are trademarks of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

Vsource Media Relations Contact:

Cindy Kim
Direct: 858.456.4871
Cindy_Kim@vsource.com

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